SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant [x]

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
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[x]	Soliciting Material Under Rule 14a-12

Ambac Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

Canyon Capital Advisors LLC
The Canyon Value Realization Master Fund, L.P.

Mitchell R. Julis

Joshua S. Friedman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 9, 2016, Canyon Capital Advisors LLC (“Canyon”) issued a press release, a copy of which is filed herewith as Exhibit 1.

Also on March 9, 2016, Canyon released the following statement to the press:

“We find today’s announcement of Nader Tavakoli’s appointment as President and CEO of Ambac Assurance Corporation (“AAC”) alarming. Mr. Tavakoli’s lack of relevant experience and substandard performance as President and CEO of Ambac, makes him unqualified to lead Ambac or AAC. Even more concerning are Mr. Tavakoli’s failure to articulate a viable strategy for the business and the Ambac Board of Directors’ maneuvering and continued efforts to reward him with exorbitant compensation and even more responsibility at the expense of the Company and its stockholders.”

Information regarding the Participants is filed herewith as Exhibit 2.